AGREEMENT OF MERGER

     This AGREEMENT OF MERGER (the "Agreement"), is dated this 24th day of June, 1996, pursuant to Section 251 of the General Corporation Law of Delaware, by and among AVIATION SALES MANAGEMENT COMPANY, a Delaware corporation, AVIATION SALES COMPANY, a Delaware corporation, and AVIATION SALES OPERATING COMPANY, a Delaware corporation.

                              W I T N E S S E T H:

     WHEREAS, Aviation Sales Operating Company is a wholly owned subsidiary of Aviation Sales Company; and

     WHEREAS, the parties hereto desire to merge Aviation Sales Management Company and Aviation Sales Operating Company into a single corporation, as hereinafter specified; and

     WHEREAS, the registered office of said Aviation Sales Management Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Center, and the registered office of said Aviation Sales Operating Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Center.

     NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

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


     FIRST: Aviation Sales Management Company and Aviation Sales Operating Company shall be and hereby are merged into a single corporation, in accordance with the applicable provisions of the laws of the State of Delaware, by merging Aviation Sales Management Company, into Aviation Sales Operating Company, which shall be the corporation surviving this merger.

     SECOND: The manner of converting the outstanding shares of the capital stock of Aviation Sales Management Company into the shares or other securities of Aviation Sales Company shall be as follows:

          (a) Each share of common stock of Aviation Sales Operating Company which shall be issued and outstanding on the effective date of this merger, and all rights in respect thereof, shall remain unchanged and shall continue to be an issued and outstanding share of common Stock; of the corporation surviving this merger.

          (b) Each share of common stock of Aviation Sales Management Company which shall be issued and outstanding on the effective date of this merger, and all rights in respect thereof, shall forthwith be changed and converted into a total of one hundred thirty-three and one-third (133 and 1/3rd) shares of common stock of Aviation Sales Company.

          (c) After the effective date of this merger, each holder of an outstanding certificate representing shares of common stock of Aviation Sales Management Company shall surrender the same to Aviation Sales Company for conversion and each such holder shall be entitled upon such surrender to receive the number of shares of common stock of Aviation Sales Company on the basis provided herein. Until so surrendered, the outstanding shares of the stock of Aviation Sales Management Company to be converted into the stock of Aviation Sales Company as provided herein, may be treated by Aviation Sales Company for all corporate purposes as evidencing the ownership of shares of Aviation Sales Company as though said surrender and conversion had taken place. After the effective date of this Agreement, each registered owner of any uncertificated shares of common stock of Aviation Sales Management Company shall have said shares cancelled and said registered owner shall be entitled to the number of common shares of Aviation Sales Company on the basis provided herein.

     THIRD: The terms and conditions of the merger are as follows:

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


          (a) The bylaws of Aviation Sales Operating Company as they shall exist on the effective date of this merger shall be and remain the bylaws of Aviation Sales Operating Company until the same shall be altered, amended or repealed as therein provided.

          (b) The directors and officers of Aviation Sales Operating Company shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified

          (c) This merger shall become effective as of the close of business on June 26, 1996.

          (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Aviation Sales Management Company shall be transferred to, vested in and devolve upon Aviation Sales Operating Company without further act or deed and all property, rights and every other interest of Aviation Sales Management Company and Aviation Sales Operating Company shall be as effectively the property of Aviation Sales Operating Company as they were of Aviation Sales Management Company and Aviation Sales Operating Company, respectively. Aviation Sales Management Company hereby agrees from time to time, as and when requested by Aviation Sales Operating Company or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as Aviation Sales Operating Company may deem necessary or desirable in order to vest in and confirm to Aviation Sales Operating Company title to and possession of any property of Aviation Sales Management Company acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of Aviation Sales Management Company and the other officers and directors of Aviation Sales Operating Company are fully authorized in the name of Aviation Sales Management Company or otherwise to take any and all such action.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the date of filing the merger with the Secretary of State. This Agreement may be amended by the Board of Directors of the constituent corporations at any time prior to the date of filing the merger with the Secretary of State, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of Aviation Sales Operating Company to be effected by the merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.



                      [THIS PAGE INTENTIONALLY LEFT BLANK]




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



     IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors and that fact having been certified on said Agreement of Merger by the Secretary of each corporate party thereto, have caused these presents to be executed by the President of each party hereto as the respective act, deed and agreement of each said corporation, on this 24th day of June, 1996.

                                  AVIATION  SALES MANAGEMENT
                                  COMPANY


                                  By: /s/ James D. Innella
                                     ---------------------------------
                                     James D. Innella, Vice President and Chief
                                     Operating Officer



                                  AVIATION SALES COMPANY


                                  By: /s/ James D. Innella
                                     ---------------------------------
                                     James D. Innella, Vice President and Chief
                                     Operating Officer


                                  AVIATION  SALES OPERATING
                                  COMPANY


                                  By: /s/ James D. Innella
                                     ---------------------------------
                                     James D. Innella, Vice President and Chief
                                     Operating Officer



                      Signature Page to Agreement of Merger

     I, Denise Jacocks, Secretary (or Assistant Secretary) of Aviation Sales Management Company, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary (or Assistant Secretary), that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Aviation Sales Operating Company and Aviation Sales Company, both corporations of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation Law of Delaware by the unanimously written consent of the stockholders of said Aviation Sales Management Company, and is thereby the duly adopted agreement and act of the said corporation.

     WITNESS my hand on this 24th day of June, 1996.





                                            /s/ Denise Jacocks
                                       ----------------------------
                                           Assistant Secretary



                      Signature Page to Agreement of Merger

     I, Denise Jacocks, Secretary (or Assistant Secretary) of Aviation Sales Company, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary (or Assistant Secretary), that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Aviation Sales Operating Company and Aviation Sales Management Company, both corporations of the State of Delaware, was duly adopted by unanimous written consent of the Board of Directors of Aviation Sales Company and, pursuant to subsection (f) of section 251 of the General Corporation Law of Delaware without any vote of the stockholders of said Aviation Sales Company inasmuch as no shares of the Stock of such corporation have been issued prior to the adoption by the Board of Directors of the resolution approving the Agreement of Merger, and is thereby the duly adopted agreement and act of the said corporation.

     WITNESS my hand on this 24th day of June, 1996.





                                            /s/ Denise Jacocks
                                       ----------------------------
                                           Assistant Secretary



                      Signature Page to Agreement of Merger

     I, Denise Jacocks, Secretary (or Assistant Secretary) of Aviation Sales Operating Company, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, (or Assistant Secretary), that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Aviation Sales Company and Aviation Sales Management Company, both corporations of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation Law of Delaware by the unanimous written consent of the stockholders of said Aviation Sales Operating Company and is thereby, the duly adopted agreement and act of the said corporation.

     WITNESS my hand on this 24th day of June, 1996.





                                            /s/ Denise Jacocks
                                       ----------------------------
                                           Assistant Secretary



                      Signature Page to Agreement of Merger

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